Exhibit 99.5

Futu Holdings Limited

11/F, Bankok Bank Building

No. 18 Bonham Strand W, Sheung Wan

Hong Kong S.A.R.

The People’s Republic of China

December 28, 2018

Re:	Futu Holdings Limited – Registration Statement on Form F-1 Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

Futu Holdings Limited, a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is making this representation in connection with the Company’s filing on the date hereof of its registration statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering in the United States of the Company’s ordinary shares to be represented by American depositary shares (“ADSs”).

The Company has included in the Registration Statement its audited consolidated financial statements as of December 31, 2016 and 2017 and for each of the two years ended December 31, 2016 and 2017, and unaudited interim consolidated financial statements as of September 30, 2018 and for each of the nine-month periods ended September 30, 2017 and 2018.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.2. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, as amended and effective on November 5, 2018, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.    The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

2.    Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

3.    The Company does not anticipate that its audited financial statements for the year ended December 31, 2018 will be available until late March 2019.

4.    In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4.

Futu Holdings Limited

/s/ Leaf Hua Li
By:	Leaf Hua Li
Title:	Chief Executive Officer

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